Exhibit 10.2

SECOND AMENDMENT AND LIMITED WAIVER (the "Second Amendment"), dated as of February 25, 2020, between ZIMMER BIOMET G.K. (the "Borrower") and SUMITOMO MITSUI BANKING CORPORATION (the "Bank"), to the JP¥11,700,000,000 AMENDED AND RESTATED TERM LOAN AGREEMENT dated as of September 22, 2017, as amended by the First Amendment dated as of April 23, 2018 (as heretofore amended, the "Agreement"), between the Borrower and the Bank.

W I T N E S S E T H

The Borrower and the Bank wish to amend the Agreement in certain respects.

The Borrower has requested that the Bank agree to waive the covenant in Section 8.03(c) of the Reference Agreement (as such term is defined in the Agreement before giving effect to this Second Amendment) to the extent that the covenant required the Borrower to deliver a certificate of a Financial Officer together with the financial statements delivered on September 30, 2019.

Unless otherwise defined in this Second Amendment, capitalized terms used herein shall have the meanings ascribed to such terms in the Agreement.

Accordingly, in consideration of the premises contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.Amendments.

(a)In Section 1.01 of the Agreement (captioned, "Defined Terms"), the term "Reference Agreement" is hereby amended and restated in its entirety to read as follows:

"Reference Agreement" means the Credit Agreement dated as of November 1, 2019 among Zimmer Biomet Holdings, Inc., Zimmer Biomet G.K., Zimmer Luxembourg II S.Á.R.L., the Borrowing Subsidiaries parties thereto, the Lenders named therein, JPMorgan Chase Bank, N.A. as general administrative agent for the Lenders, JPMorgan Chase Bank, N.A. Tokyo Branch, as administrative agent for the Japanese Lenders, and J.P. Morgan Europe Limited, as administrative agent for the Multicurrency Lenders, a copy of which is attached hereto as Exhibit B, as such agreement is in effect on February 25, 2020.

(b)Due to a drafting error, two consecutive subsections in Section 7.01 are marked as subsection (d).  The second of those two sections and the two subsections that follow are hereby redesignated as subsections (e), (f), and (g), respectively.

(c)Section 7.01(f) (after giving effect to the amendment in subsection (b) above) is hereby amended and restated in its entirety to read as follows:

(f)any the events or conditions described in subsections (e), (f), (g), (h), (i), (j), (k) or (l) of Article X (Events of Default) of the Reference Agreement shall occur or exist, and each such section

(including the defined terms used therein) is hereby incorporated by reference, mutatis mutandis, as if it were fully set forth in this Agreement; or

(d)Exhibit B to the Agreement is hereby deleted and replaced with the attachment to this Second Amendment marked as Exhibit B.

Section 2.Limited Waiver.  The Bank hereby waives the covenant in Section 8.03(c) of the Reference Agreement (as such term is defined in the Agreement before giving effect to this Second Amendment), with retroactive effect as of September 30, 2019, to the extent that the covenant required the Borrower to deliver a certificate of a Financial Officer together with the financial statements delivered on September 30, 2019.  Except as expressly provided herein, this Second Amendment shall not limit or otherwise adversely affect the rights of the Bank under the Agreement.  The Bank reserves the right to insist on strict compliance with the terms of the Agreement, and the Borrower expressly acknowledges such reservation of rights.  The execution of this Second Amendment will not, either alone or taken with other waivers of provisions of the Agreement, be deemed to create or be evidence of a course of conduct.  Any future or additional waiver of any provision of the Agreement shall be effective only if set forth in a writing separate and distinct from this Second Amendment.  Except as expressly provided herein, the Agreement shall remain in full force and effect, without further amendment or modification.

Section 3.Effectiveness.  Conditioned on the truth and accuracy of the representations made in Section 4 hereof, this Second Amendment shall become effective as of the date hereof (except that the waiver granted in Section 2 will be deemed effective as of September 30, 2019) when the Bank shall have received a copy of this Second Amendment, duly executed by Borrower.

Section 4.Representations.  The Borrower reaffirms the representations and warranties in the Agreement as made as of the date hereof and confirms that both before and after giving effect to this Second Amendment there is and will be no Event of Default under the Agreement.  The Borrower makes the representations and warranties in the Agreement with respect to its execution and delivery as to the execution and delivery of this Second Amendment.

Section 5.Ratification.  The Agreement shall remain in full force and effect in its original form, without novation, when this Second Amendment shall become effective, except as heretofore amended and as the Agreement is specifically amended by the terms of this Second Amendment.

Section 6.Cross-references.  Upon the effectiveness of this Second Amendment, any reference to the Agreement shall mean the Agreement as amended hereby.

Section 7.Governing Law.  This Second Amendment shall be considered an agreement under the laws in effect in the State of New York and for all purposes shall be construed in accordance with such laws without giving effect to the conflict of laws provisions contained therein.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

Zimmer Biomet G.K.

By:  /s/ Chad F. Phipps

Name:Chad F. Phipps

Title:Executive Officer

SUMITOMO MITSUI BANKING CORPORATION

By:  /s/ Michael Maguire

Name:Michael Maguire

Title:Managing Director